UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2020

PRECIPIO, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-36439 (Commission File Number)	91-1789357 (IRS Employer Identification No.)

4 Science Park, New Haven, CT 06511

(Address of principal executive offices) (Zip Code)

(203) 787-7888

(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRPO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 25, 2020, Precipio, Inc. (the “Company”) convened its Annual Meeting of shareholders for the purpose of holding a stockholder vote (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company voted to:

1.	elect Douglas Fisher, M.D., Jeffrey Cossman, M.D. and Richard Sandberg as Class II directors for terms to expire in 2023 (“Proposal 1: to approve election of directors”)

2.	approve, for purposes of complying with applicable Nasdaq Listing Rules, the potential issuance and sale of more than 20% of the Company’s common stock pursuant to the Company’s purchase agreement with Lincoln Park Capital Fund, LLC, pursuant to which Lincoln Park Capital Fund, LLC has agreed to purchase from us, from time to time, up to $10,000,000 of the Company’s common stock (“Proposal 2: to approve Nasdaq Limit in relation to the purchase agreement with Lincoln Park Capital Fund LLC”)

3.	approve, for purposes of complying with applicable Nasdaq Listing Rules, the potential issuance of more than 20% of the Company’s common stock which may be issued by the Company to certain investors in connection with an amendment agreement amending the terms of that certain 8% Senior Secured Convertible Promissory Notes (“Proposal 3: to approve Nasdaq Limit in relation to the Convertible Note Transaction March 2020”)

4.	approve an amendment and restatement of the Company’s 2017 Stock Option and Incentive Plan (the “2017 Plan”) to (i) increase the aggregate number of shares authorized for issuance under the 2017 Plan by 250,000 shares from 913,586 shares to 1,163,586 shares; (ii) increase the maximum number of shares that may be granted in the form of stock options or stock appreciation rights to any one individual in any one calendar year and the maximum number of shares underlying any award intended to qualify as “performance-based compensation” to any one individual in any performance cycle, in each case to 250,000 shares of common stock; (iii) amend the “evergreen” provision, pursuant to which the aggregate number of shares authorized for issuance under the 2017 Plan will be automatically increased each year beginning on January 1, 2021 by 8% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or such lesser number of shares determined by our Board of Directors or Compensation Committee (“Proposal 4: to approve the 2017 Stock Option Plan Amendment”); and

5.	ratify the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2020 (Proposal 5: in connection with the Appointment of Public Accounting Firm”)

The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 29, 2020.

The number of shares of common stock entitled to vote at the Annual Meeting was 10,366,034. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 5,526,422. Proposals 1, 2, 3 and 5 submitted to a vote of the Company’s stockholders at the Annual Meeting were approved. Proposal 4 was not approved by a majority of the votes.

The votes cast with respect to each matter voted upon are set forth below.

Proposal 1: elect Douglas Fisher, M.D., Jeffrey Cossman, M.D. and Richard Sandberg as Class II directors for terms to expire in 2023.

Douglas Fisher M.D.

Votes For	Votes Against	Withheld	Brokers Non-Votes
1,004,975	0	328,388	4,193,059

Jeffrey Cossman, M.D.

Votes For	Votes Against	Withheld	Brokers Non-Votes
997,518	0	335,845	4,193,059

Richard Sandberg

Votes For	Votes Against	Withheld	Brokers Non-Votes
1,000,290	0	333,073	4,193,059

Proposal 2: to approve Nasdaq Limit in relation to the purchase agreement with Lincoln Park Capital Fund LLC

Votes For	Votes Against	Abstain	Brokers Non-Votes
850,557	467,899	14,907	4,193,059

Proposal 3: to approve Nasdaq Limit in relation to the purchase agreement with Lincoln Park Capital Fund LLC

Votes For	Votes Against	Abstain	Brokers Non-Votes
829,042	488,666	15,655	4,193,059

Proposal 4: to approve the 2017 Stock Option Plan Amendment

Votes For	Votes Against	Abstain	Brokers Non-Votes
658,118	664,169	11,076	4,193,059

Proposal 5: To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2020

Votes For	Votes Against	Abstentions
4,678,540	715,712	132,170

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIPIO, INC.

By:	/s/ Ilan Danieli
Name:	Ilan Danieli
Title:	Chief Executive Officer

Date: June 26, 2020